    As filed with the Securities and Exchange Commission on April 15, 1998
                                                REGISTRATION NO.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ------------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                        ------------------------------

                         SUNGARD(R) DATA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                 1285 DRUMMERS LANE,         51-0267091
(State or other jurisdiction of   WAYNE, PENNSYLVANIA 19087   (I.R.S. Employer
 incorporation or organization)        (610) 341-8700        Identification No.)

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------
                          LAWRENCE A. GROSS, ESQUIRE
                      VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------
                         ------------------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------

            Title of                       Amount             Proposed maximum      Proposed maximum         Amount of
    Each class of securities                to be              Offering price           Aggregate          registration
        to be registered                 registered              per share           offering price             fee
---------------------------------------------------------------------------------------------------------------------------
          Common Stock,
    par value $0.01 per share         270,348 shares/(1)/        $38.906/(2)/      $10,518,159.29/(2)/       $3,626.95
---------------------------------------------------------------------------------------------------------------------------

/(1)/This Registration Statement covers shares owned by certain selling stockholders which shares may be offered from time to time by the selling
     stockholders for a period ending on or before May   , 1998.
/(2)/Based upon the average of the high and low sale price of the Common Stock as reported by the New York Stock Exchange on April 13, 1998, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

       SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED APRIL 14, 1998


                                  PROSPECTUS
                                  ----------

                         SunGard(R) Data Systems Inc.

                        270,348 Shares of Common Stock

     The shares offered hereby (the "Shares") consist of 270,348 shares of common stock, $.01 par value per share (the "Common Stock"), of SunGard Data Systems Inc., a Delaware corporation ("SunGard"), which are owned by the selling stockholders listed herein under "Selling Stockholders" (collectively, the "Selling Stockholders"). The Shares may be offered from time to time by the Selling Stockholders for a period ending on or before May __, 1998. SunGard shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the New York Stock Exchange and all printing fees incurred in connection herewith. Each Selling Stockholder shall pay his, her or its own legal and accounting fees and any other expenses incurred by the Selling Stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares shall be borne by the Selling Stockholder selling such Shares. SunGard will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

     The Selling Stockholders have not advised SunGard of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

     SunGard's Common Stock is traded on the New York Stock Exchange under the symbol "SDS." On April ____, 1998, the last reported closing price of the Common Stock was $______ per share.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              -------------------

                 The date of this Prospectus is April ___, 1998

                              AVAILABLE INFORMATION


         SunGard has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act (the "Registration Statement") with respect to the registration of SunGard Common Stock owned by the Selling Stockholders. This Prospectus constitutes a part of the Registration Statement and, in accordance with the rules of the Commission, omits certain of the information contained in the Registration Statement.
For such information, reference is made to the Registration Statement and the exhibits thereto.

         SunGard is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials and other information concerning SunGard can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is (http://www.sec.gov).

         This Prospectus incorporates by reference certain documents that are not presented herein or delivered herewith. SunGard hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents and information that have been incorporated by reference herein (not including exhibits thereto unless such exhibits are specifically incorporated by reference into the information incorporated herein). Such documents and information are available upon request from SunGard Data Systems Inc., 1285 Drummers Lane, Wayne, Pennsylvania 19087, Attention:
Investor Relations; telephone: (610) 341-8700.


                     INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents filed by SunGard (Commission File Number 1-12989) with the Commission are hereby incorporated by reference in this
Prospectus: (1) SunGard's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (2) SunGard's Current Report on Form 8-K filed with the Commission on January 16, 1998 and (3) the description of SunGard Common Stock that is incorporated by reference in SunGard's Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by SunGard pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                                   THE COMPANY

         SunGard is a computer services and application software company. SunGard is a large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems and other computer services. SunGard is a Delaware corporation that was organized in 1982. SunGard's principal executive offices are located at 1285 Drummers Lane, Wayne, Pennsylvania, 19087, and its telephone number is (610) 341-8700.

                                 USE OF PROCEEDS

         SunGard will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                            INVESTMENT CONSIDERATIONS

         Statements about SunGard's expectations and all other statements made in this registration statement or incorporated by reference hereby, other than historical facts are forward-looking statements. Since these statements involve risks and uncertainties and are subject to change at any time, SunGard's actual results could differ materially from expected results. SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and scope of software sales, the timing and scope of technological advances and year 2000 compliance, the integration and performance of acquired businesses, the prospects for future acquisitions, and the overall condition of the financial services industry. These factors, as and when applicable, are discussed in SunGard's filings with the Securities and Exchange Commission, including its most recent Form 10-K, a copy of which may be obtained from SunGard without charge. See "Available Information."

                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of the date of this Prospectus regarding the ownership of shares of SunGard Common Stock of each Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. All of the Shares being offered by the Selling Stockholders were acquired by them as a result of the acquisition by SunGard of May Consulting Incorporated. The Shares are being registered to permit public secondary trading in the Shares and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

                                                         # of Shares      # of Shares      # of Shares    % of Shares
                                                        Owned Before     Being Offered     Owned After    Owned After
         Name of Selling Stockholder                    the Offering       For Sale       the Offering   the Offering
-----------------------------------------------         ------------     -------------    ------------   ------------
Edward A. Carlson/(1)/...........................                267              221               46           *

Valerie Christiano...............................                 24               22                2           *

Fidelity Investments Charitable Gift Fund/(2)/...             10,000           10,000                0           *

Dorothy A. King..................................                612              551               61           *

Michael J. King..................................              1,837            1,654              183           *

Douglas LeFevre/(3)/.............................              3,685            3,306              379           *

Caroline E. May QSST/(4)/........................              3,184            2,866              318           *

Daniel M. May/(5)/...............................            136,934          122,241            4,693           *

Dennis M. May/(6)/...............................            140,617          126,511           14,106           *

Margaret A. May QSST/(7)/........................              3,184            2,866              318           *

Kevin C. Utter/(8)/..............................                146              110               24           *

-----------------------------
*    Less than one (1) percent of the outstanding Common Stock of SunGard.

/(1)/Amounts shown as owned by Mr. Carlson before and after the offering include
     22 shares of Common Stock, which Mr. Carlson purchased through the SunGard employee stock purchase plan.

/(2)/All shares of Common Stock held by the Fidelity Investments Charitable Gift
     Fund were gifted to the fund by Mr. Daniel May.

/(3)/Amounts shown as owned by Mr. LeFevre before and after the offering include
     12 shares of Common Stock, which Mr. LeFevre purchased through the SunGard employee stock purchase plan.

/(4)/Ms. Caroline May's Shares are held on her behalf in a Qualified Sub-Chapter
     S Trust, with Mr. Daniel May as trustee.

/(5)/Mr. Daniel May is Vice President - May Consulting Incorporated, a wholly-owned subsidiary of SunGard.

/(6)/Mr. Dennis May is Vice President - May Consulting Incorporated, a wholly-owned subsidiary of SunGard. Amounts shown as owned by Mr. May before and after the offering include 50 shares of Common Stock, which Mr. May purchased through the SunGard employee stock purchase plan.

/(7)/Ms. Margaret May's Shares are held on her behalf in a Qualified Sub-Chapter
     S Trust, with Mr. Daniel May as trustee.

/(8)/Amounts shown as owned by Mr. Utter before and after the offering include
     12 shares of Common Stock, which Mr. Utter purchased through the SunGard employee stock purchase plan.

                             PLAN OF DISTRIBUTION

         The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in one or more transactions on the New York Stock Exchange (which may involve block transactions), in special offerings, in negotiated transactions, or otherwise, at prices and at terms then prevailing, at prices rated to such prevailing market prices, or at negotiated prices. In effecting sales, Selling Stockholders may engage one or more brokers or dealers to act as principal or agent in making such sales. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

         Upon SunGard being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         The Registration Statement shall remain effective until the earlier of
(i) the date on which all of the Shares included in the Registration Statement have been distributed to the public and (ii) May __, 1998.

         SunGard shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the New York Stock Exchange and all printing fees incurred in connection herewith. Each Selling Stockholder shall pay his, her or its own legal and accounting fees and any other expenses incurred by the Selling Stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares shall be borne by the Selling Stockholder selling such Shares.

         SunGard has agreed to indemnify the Selling Stockholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder has agreed to indemnify SunGard and its directors, and its officers who sign the Registration Statement against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL OPINION

         Lawrence A. Gross, Esquire, who prepared the opinion attached as
Exhibit 5.1 as to the legality of the Shares registered hereby, is Vice President and General Counsel of SunGard, and, as of the date hereof, beneficially owns 25,312 shares of SunGard's Common Stock.

                                    EXPERTS

         The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements and schedule of Infinity Financial Technology, Inc. ("Infinity") appearing in Infinity's Annual Report on Form 10-K for the year ended December 31, 1996 and included as an Exhibit to SunGard's Current Report on Form 8-K dated January 16, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by SunGard or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of SunGard or that information contained herein is correct as of any time subsequent to the date hereof.

                           -------------------------


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information ......................................................   2
Incorporation of Documents
   by Reference ............................................................   2
The Company ................................................................   3
Use of Proceeds ............................................................   3
Investment Considerations ..................................................   3
Selling Stockholders .......................................................   4
Plan of Distribution........................................................   6
Legal Opinion ..............................................................   6
Experts ....................................................................   7


                                270,348 Shares


                           SunGard Data Systems Inc.






                                 Common Stock



                                --------------

                                  PROSPECTUS

                                --------------









                                April __, 1998


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.

SEC registration fee paid by the Company............................... $ 3,627
Legal fees and expenses................................................   5,000
Accounting fees and expenses...........................................   4,000
Miscellaneous..........................................................   1,000
                  Total................................................ $13,627

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

         SunGard's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

         As permitted by the Delaware General Corporation Law, SunGard has adopted an amendment to its Amended and Restated Certificate of Incorporation to eliminate the personal liability of its directors to SunGard and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, SunGard has entered into indemnification agreements (in the form approved by SunGard's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

         SunGard has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to SunGard and its stockholders, in the amount of $20 million.

ITEM 16.  EXHIBITS

NUMBER                                DOCUMENT
------   -----------------------------------------------------------------------

 5.1 Opinion of Counsel as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
23.1     Consent of Coopers & Lybrand L.L.P., independent accountants.
23.2     Consent of Ernst & Young LLP, independent auditors.
23.3     Consent of Counsel (included in Exhibit 5.1).
24.1     Power of attorney of certain signatories (included on the Signature
         Page).

ITEM 17.  UNDERTAKINGS.

     (a)      The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SunGard pursuant to the foregoing provisions, or otherwise, SunGard has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SunGard of expenses incurred or paid by a director, officer or controlling person of SunGard in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SunGard will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                                         SUNGARD DATA SYSTEMS INC.

Date: April 14, 1998                     By:      /s/ JAMES L. MANN
                                            -----------------------------------
                                                      James L. Mann
                                            Chief Executive Officer, President
                                                       and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes JAMES L. MANN and MICHAEL J. RUANE and each of them, as Attorney-in-fact, to sign on his behalf individually and in each capacity stated below, and to file, any amendments, including post-effective amendments, to this registration statement.


         SIGNATURE                      CAPACITY                               DATE
         ---------                      --------                               ----
  /s/ JAMES L. MANN               Chief Executive Officer,                April 14, 1998
--------------------------------  President, and Chairman
      JAMES L. MANN               of the Board of Directors
                                  (principal executive officer)


  /s/ MICHAEL J. RUANE            Chief Financial Officer and             April 14, 1998
--------------------------------  Vice President-Finance
      MICHAEL J. RUANE            (principal financial officer)


  /s/ ANDREW P. BRONSTEIN         Vice President and Controller           April 14, 1998
--------------------------------  (principal accounting officer)
      ANDREW P. BRONSTEIN

  /s/ GREGORY S. BENTLEY          Director                                April 14, 1998
--------------------------------
      GREGORY S. BENTLEY

  /s/ MICHAEL C. BROOKS           Director                                April 14, 1998
--------------------------------
      MICHAEL C. BROOKS

  /s/ ALBERT A. EISENSTAT         Director                                April 14, 1998
--------------------------------
      ALBERT A. EISENSTAT

  /s/ BERNARD GOLDSTEIN           Director                                April 14, 1998
--------------------------------
      BERNARD GOLDSTEIN

  /s/ MICHAEL ROTH                Director                                April 14, 1998
--------------------------------
      MICHAEL ROTH

  /s/ MALCOLM I. RUDDOCK          Director                                April 14, 1998
--------------------------------
      MALCOLM I. RUDDOCK

  /s/ LAWRENCE J. SCHOENBERG      Director                                April 14, 1998
--------------------------------
      LAWRENCE J. SCHOENBERG

                                 EXHIBIT INDEX


NUMBER                             DOCUMENT
------                             --------

5.1 Opinion of Counsel as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
23.1    Consent of Coopers & Lybrand L.L.P., independent accountants.
23.2    Consent of Ernst & Young LLP, independent auditors.
23.3    Consent of Counsel (included in Exhibit 5.1).
24.1    Power of attorney of certain signatories (included on the Signature
        Page).